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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                         FOR VISIGENIC SOFTWARE, INC.

As independent public accountants, we hereby consent to the incorporation of our report dated April 1, 1998 on the financial statements of Visigenic Software, Inc. and subsidiaries for the nine-month period ended December 31, 1997 included in this Form 10K into Inprise Corporation's previously filed Registration Statements on Form S-8, File Nos. 33-39185, 33-36975, 33-44301, 33-42495, 333-
13707, 333-16313, 333-42809, 333-47175, 333-47177, 333-61315, 333-79249 and 333-
87987.


San Jose, California
March 30, 2000